Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Turtle Beach Corporation

White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-225106) and Form S-8 (No. 333-193982, No. 333-230691, No. 333-233179 and No. 333-277870) of Turtle Beach Corporation of our report dated March 29, 2023, relating to the consolidated financial statements and schedule, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York

March 13, 2024